ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between TRIANGLE MEZZANINE FUND, LLLP, a North Carolina limited liability limited partnership, FIDUS MEZZANINE CAPITAL, L.P., a Delaware limited partnership, SPP MEZZANINE FUNDING II HOLDINGS, LLC, a Delaware limited liability company, SPP MEZZANINE FUNDING II-A, L.P., a Delaware limited partnership, and SALEM HALIFAX CAPITAL PARTNERS, LIMITED PARTNERSHIP, a North Carolina limited partnership (each, an “Assignor” and, together, the “Assignors”) and the Assignee identified below (the “Assignee”) and is being executed pursuant to Section 7(a) of the Warrant, Share and Indebtedness Purchase Agreement, dated as of October 11, 2013, by and among the Borrower, Cypress Energy Partners – TIR, LLC (the “Buyer”), Cypress Energy Investments, LLC, Cypress Energy Holdings, LLC and the Assignors, as amended from time to time (the “WSIA”). The Assignee is the designee of the Buyer for purposes of this Assignment and Assumption pursuant to Section 11(e) of the WSIA. It is understood and agreed that the rights and obligations of the Assignors hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration set forth in the column entitled “Total Purchase Price” on Schedule 1, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from such Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date identified below (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Notes identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignors. Each Assignor shall use commercially reasonable efforts to deliver any original Notes that are in its possession to the Assignee within ten Business Days of the date hereof.

Each of the undersigned hereby agrees that (i) for purposes of Section 9 of the Management Agreement, dated as of March 12, 2009, between Triangle Mezzanine Fund, LLLP and the Borrower (“Triangle Management Agreement”), the consummation of the transactions contemplated hereby shall be deemed to include a satisfaction “of all the obligations owed to Triangle by the Company under the Notes” and therefore, pursuant to Section 9 of the Triangle Management Agreement, the Triangle Management Agreement and the payments being made thereunder shall terminate and (ii) for purposes of Section 18 of each Warrant, as amended, the consummation of the transactions contemplated hereby shall be deemed to include a payment in full “of the Notes issued to the Holder pursuant to the Loan Agreement” and therefore, pursuant to Section 18 of each such Warrant, the redemption right set forth therein shall be immediately exercisable, subject to Section 5(e) of the WSIA.

1.	Assignee:	TIR Capital Partners, LLC, a Delaware limited liability company

2.	Borrower:	Tulsa Inspection Resources, Inc., an Oklahoma corporation

3.	Loan Agreement:	The Loan Agreement dated as of March 12, 2009 among Tulsa Inspection Resources, Inc., as Borrower, Triangle Mezzanine Fund, LLLP, as Agent (as amended, restated, supplemented or otherwise modified) and as a Lender, and the other Lenders from time to time party thereto

4.	Assigned Interest:	See Schedules attached hereto

5.	Effective Date:	November 7, 2013

[Remainder of Page Intentionally Left Blank]

[2009 Notes Assignment and Assumption]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNORS

TRIANGLE MEZZANINE FUND, LLLP

By:	New Triangle GP, LLC,
its General Partner

By:	Triangle Capital Corporation,
its Manager

By:	/s/ Brent Burgess
Name:	/s/ Brent Burgess
Title:	CIO

FIDUS MEZZANINE CAPITAL, L.P.

By:	Fidus Investment GP, LLC,
its General Partner

By:	Fidus Investment Advisors, LLC,
its Manager

By:	/s/ Cary Schaefer
Name:	/s/ Cary Schaefer
Title:	Manager

SALEM HALIFAX CAPITAL PARTNERS, LIMITED PARTNERSHIP

By:	SCP Management, LLC, its General Partner

By:	/s/ W. Spalding White
Name:	/s/ W. Spalding White Jr.
Title:	Manager

(Signatures continue on following page)

[2009 Notes Assignment and Assumption]

SPP MEZZANINE FUNDING II HOLDINGS, LLC

By:	/s/ Todd Kumble
Name:	Todd Kumble
Title:	Managing Partner

SPP MEZZANINE FUNDING II-A, L.P.

By: SPP Partners II, L.P., its General Partner

By: SPP Partners II GP, LLC, its General Partner

By:	/s/ Todd Kumble
Name:	Todd Kumble
Title:	Managing Partner

(Signatures continue on following page)

[2009 Notes Assignment and Assumption]

ASSIGNEE

TIR CAPITAL PARTNERS, LLC

By:	/s/ Peter C. Boylan
Name:	Peter C. Boylan, III
Title:	Managing Member

BUYER

CYPRESS ENERGY PARTNERS – TIR, LLC

By:	/s/ Peter C. Boylan
Name:	Peter C. Boylan, III
Title:	President and Chief Executive Officer

BORROWER

TULSA INSPECTION RESOURCES, INC.

By:	/s/ Dan O'Keefe
Name:	Dan O'Keefe
Title:	Chief Financial Officer

[2009 Notes Assignment and Assumption]

SCHEDULE 1

To Assignment and Assumption

Assigned Interests:1

Note	Outstanding Principal	Accrued and Unpaid Interest	Repayment Charge	Total Purchase Price234
Senior Subordinated Note, dated March 12, 2009, issued by Borrower to Triangle Mezzanine Fund, LLLP	5,000,000.00	13,611.11	50,000.00	5,063,611.11	[5]
Senior Subordinated Note, dated March 12, 2009, issued by Borrower to Fidus Mezzanine Capital, L.P.	4,000,000.00	10,888.89	40,000.00	4,050,888.89
Senior Subordinated Note, dated March 12, 2009, issued by Borrower to Salem Halifax Capital Partners, Limited Partnership	4,000,000.00	10,888.89	40,000.00	4,050,888.89
Senior Subordinated Note, dated March 12, 2009, issued by Borrower to SPP Mezzanine Funding II Holdings, LLC	2,355,147.40	6,411.23	23,551.47	2,385,110.11
Senior Subordinated Note, dated March 12, 2009, issued by Borrower to SPP Mezzanine Funding II-A, L.P.	1,644,852.60	4,477.65	16,448.53	1,665,778.78
Total	17,000,000.00	46,277.77	170,000.00	17,216,277.78	[5]

1 For the avoidance of doubt, the parties hereto agree that the Assigned Interest excludes any and all rights that the Assignors have (whether in their capacity as Lenders, Agent, stockholders, warrantholders or otherwise), and the Assignors shall retain any and all such rights, under or with respect to, or in any way related to (i) any and all shares of stock, warrants, options, or other equity interests in Borrower, including, without limitation, the Stock Purchase Warrants issued by the Borrower as Certificate Nos. 1 through 5, inclusive, each dated as of March 12, 2009, as amended from time to time; (ii) the Amended and Restated Shareholder Agreement, dated as of March 12, 2009, between the Borrower, and certain shareholders and warrantholders of the Borrower, as amended from time to time; (iii) the Warrant, Share and Indebtedness Purchase Agreement, dated as of October 11, 2013, by and among the Borrower, Cypress Energy Partners – TIR, LLC, Cypress Energy Investments, LLC, Cypress Energy Holdings, LLC and the Assignors, as amended from time to time (the “WSIA”); (iv) the Observation Rights Letter (as defined in the WSIA), the Corporate Governance Agreement (as defined in the WSIA) and all other subscription agreements and equity investment documents); and (v) obligations of the Borrower in favor of the Assignors under indemnification and expense reimbursement provisions of the Loan Documents (including, without limitation, Sections 2.9(c) and 9.5 of the Loan Agreement as in effect on the date hereof).

2 Calculation Total Purchase Price set forth herein assumes receipt of payment by Assignors prior to 1:00 PM Eastern Time on November 7, 2013

3 In addition to the Total Purchase Price set forth herein, the Assignee shall also pay on the date hereof, as a reimbursement of fees and expenses, $6,141.30 to Triangle Mezzanine Fund, LLLP, $2,300.00 to Fidus Mezzanine Capital, LP, and $64,857.50 to Robinson, Bradshaw & Hinson, P.A.

4 Payments of Total Purchase Price for each Assignor shall be made to such Assignor pursuant to the wiring instructions currently in effect with the Borrower for such Assignor for payments made by the Borrower under the Loan Agreement.

5 The parties acknowledge that the Borrower previously prepaid $37,500 under the Triangle Management Agreement, the pro rata portion of which attributable to the remaining portion of the fourth quarter of 2013 in an aggregate amount equal to $22,010.87 shall be deemed to have been a prepayment of the total purchase price owed to Triangle Mezzanine Fund, LLLP and shall reduce the amount payable hereunder.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under the Loan Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered thereunder, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments. From and after the Effective Date, the applicable Assignor shall be entitled to all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.